Exhibit 99.1
FOR IMMEDIATE RELEASE

VEREIT® Announces Second Quarter 2021 Operating Results

Phoenix, AZ, August 5, 2021 -- VEREIT, Inc. (NYSE: VER) (“VEREIT” or the “Company”) announced today its operating results for the three months ending June 30, 2021.

Second Quarter 2021 Financial and Operating Highlights
•Net income of $77.9 million and net income per diluted share of $0.31
•Achieved $0.81 AFFO per diluted share, representing an 8.0% increase compared to the same quarter in 2020
•Rent collection of 99.4%
•Compared to last quarter, the following items remained essentially flat: Total debt - as reported at $5.6 billion; Adjusted Principal Outstanding at $5.8 billion; Net Debt at $5.5 billion; and Net Debt to Normalized EBITDA at 5.46x
•On April 29, 2021, the Company announced it had entered into a definitive merger agreement with Realty Income Corporation. Upon closing, the contemplated merger would create a combined company with an enterprise value of approximately $50 billion. The merger is expected to close in the fourth quarter of 2021, subject to customary closing conditions, including the approval of both VEREIT’s and Realty Income’s shareholders.

Year-To-Date Transaction Highlights as of July 30, 2021
•Invested $860.9 million of capital, including $387.9 million in property acquisitions and build-to-suits placed into service, along with approximately $473.0 million allocated toward the full redemption of the Company's 6.7% Series F Preferred Stock, $100.0 million of which was redeemed on January 15, 2021 and the remainder will be redeemed on August 15, 2021
•Office dispositions totaled $270.8 million reducing office exposure to 14.4% as of quarter-end
•Strategic dispositions totaled $116.3 million

Second Quarter 2021 Financial Results

Total Revenues
Total revenues for the quarter ended June 30, 2021 increased $12.3 million to $291.3 million as compared to total revenues of $279.0 million for the same quarter in 2020.

Net Income and Net Income Attributable to Common Stockholders per Diluted Share
Net income for the quarter ended June 30, 2021 increased $21.8 million to $77.9 million as compared to net income of $56.1 million for the same quarter in 2020, and net income per diluted share increased $0.11 to $0.31 for the quarter ended June 30, 2021, as compared to net income per diluted share of $0.20 for the same quarter in 2020.

Normalized EBITDA
Normalized EBITDA for the quarter ended June 30, 2021 increased $13.1 million to $251.6 million as compared to Normalized EBITDA of $238.5 million for the same quarter in 2020.

Funds From Operations Attributable to Common Stockholders and Limited Partners (“FFO”) and FFO per Diluted Share
FFO for the quarter ended June 30, 2021 increased $19.8 million to $175.7 million, as compared to $155.9 million for the same quarter in 2020, and FFO per diluted share increased $0.04 to $0.76 for the quarter ended June 30, 2021, as compared to FFO per diluted share of $0.72 for the same quarter in 2020.

Adjusted FFO Attributable to Common Stockholders and Limited Partners (“AFFO”) and AFFO per Diluted Share
AFFO for the quarter ended June 30, 2021 increased $25.5 million to $186.6 million, as compared to $161.1 million for the same quarter in 2020, and AFFO per diluted share increased $0.06 to $0.81 for the quarter ended June 30, 2021, as compared to $0.75 for the same quarter in 2020.

Balance Sheet and Liquidity
As of the end of the second quarter, the Company had corporate liquidity of approximately $1.8 billion, comprised of $275.5 million in cash and cash equivalents and $1.5 billion of availability under its credit facility. In addition, secured debt was reduced by $33.3 million.

Consolidated Financial Statistics
Financial Statistics as of the quarter ended June 30, 2021 are as follows: Net Debt to Normalized EBITDA of 5.46x, Fixed Charge Coverage Ratio of 4.0x, Unencumbered Asset Ratio of 86.6%, Net Debt to Gross Real Estate Investments of 37.7%, and Weighted Average Debt Term of 5.8 years.

Common Stock Dividend Information
On August 4, 2021, the Company’s Board of Directors declared a quarterly dividend of $0.462 per share for the third quarter of 2021. The dividend will be paid on October 15, 2021 to common stockholders of record as of September 30, 2021.

Real Estate Portfolio
As of June 30, 2021, the Company’s portfolio consisted of 3,885 properties with total portfolio occupancy of 97.1%, investment grade tenancy of 37.8% and a weighted-average remaining lease term of 8.5 years. Occupancy in the second quarter was mostly impacted by an 807,000 square foot industrial property with manageable re-leasing spreads.

During the quarter ended June 30, 2021, same-store contract rental revenue (3,752 properties) increased 5.3% as compared to the same quarter in 2020. The weighted-average rent coverage for retail and restaurant properties was 2.69x.

Real Estate Leasing Activity
During the second quarter, the Company entered into 52 new and renewal leases on approximately 2.0 million square feet, or 2.2% of the portfolio. Leasing activity included 1.2 million square feet of early renewals. Rent recapture for the quarter approximated 104% of prior rents on an initial cash basis, including early renewals.

Acquisitions
During the quarter ended June 30, 2021, the Company invested in 52 properties for $177.4 million at an average cash cap rate of 6.7%. In addition, the Company placed in service one build-to-suit project with a total investment of $44.5 million, including $12.3 million related to land acquired in 2020, at a cash cap rate of 8.4%. This brings the total weighted average cash cap rate for the quarter to 7.0%.

Office Dispositions
During the quarter ended June 30, 2021, the Company disposed of two office properties for an aggregate sales price of $35.3 million. Of this amount, $20.4 million was used in the total weighted average cash cap rate calculation of 7.3%. The gain on second quarter office dispositions was $2.9 million.

Strategic Dispositions
During the quarter ended June 30, 2021, the Company disposed of 20 properties for an aggregate sales price of $73.7 million, which included the sale of a legacy shopping center for $50.0 million. Of the total sales price, $64.1 million was used in the total weighted average cash cap rate calculation of 7.2%. The gain on second quarter strategic dispositions was $14.2 million.

COVID-19 Company Update
As of July 30, 2021, VEREIT had received rent of approximately 99.4% for the second quarter of 2021, which is based on the terms of lease agreements in effect at January 1, 2021 and excludes tenants being accounted for on a cash basis. The property type breakdown for rent collection is as follows:

Property Type	Q2 2021
Total Retail	99%
Casual Dining	100%
Quick Service	98%
Total Restaurant	99%
Total Office	100%
Total Industrial	100%
As of July 21, 2021, we collected $14.2 million of deferred rent, representing approximately 100% of amounts due through June 30, 2021, or 75% of total executed deferrals. Further rent collection details can be found in our investor presentation made available today.

Subsequent Events

Acquisitions
From July 1, 2021 through July 30, 2021, the Company acquired 15 properties for $39.8 million, bringing acquisitions and build-to-suits placed into service year-to-date through July 30, 2021, to $387.9 million

Full Redemption of Preferred Stock
On July 16, 2021, the Company announced the redemption of all of the remaining approximately $373.0 million outstanding shares of its 6.7% Series F preferred stock, which will be redeemed on August 15, 2021.

Strategic Dispositions
From July 1, 2021 through July 30, 2021, the Company disposed of 8 properties for an aggregate sales price of $7.0 million, bringing strategic dispositions year-to-date through July 30, 2021, to approximately $116.3 million.

Audio Webcast and Call Details
In light of the Company’s proposed merger with Realty Income, the Company will no longer be holding earnings conference calls.

About the Company
VEREIT is a full-service real estate operating company which owns and manages one of the largest portfolios of single-tenant commercial properties in the U.S. The Company has total real estate investments of $14.5 billion including approximately 3,900 properties and 88.9 million square feet. VEREIT’s business model provides equity capital to creditworthy corporations in return for long-term leases on their properties. VEREIT is a publicly traded Maryland corporation listed on the New York Stock Exchange. VEREIT uses, and intends to continue to use, its Investor Relations website, which can be found at www.VEREIT.com, as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD. Additional information about VEREIT can be found through social media platforms such as Twitter and LinkedIn.

Media Contact
Parke Chapman
Rubenstein Associates
212.843.8489 | pchapman@rubenstein.com

Investor Contact
Bonni Rosen, Senior Vice President, Investor Relations
VEREIT
877.405.2653| BRosen@VEREIT.com

About the Data
Prior period shares and per share amounts have been updated to reflect the reverse stock split, which took effect on December 17, 2020. As previously disclosed, the Company identified an overstatement in amounts recorded to depreciation expense. The Company revised the accompanying statement of operations for the three months ended June 30, 2020 to reduce depreciation and amortization expense by $1.9 million.
Rent collection percentages disclosed are based on contractual rent and recoveries paid by tenants to cover estimated tax, insurance and common area maintenance expenses, including the Company's pro rata share of such amounts related to properties owned by unconsolidated joint ventures. Percentages are based on the terms of the lease agreements in effect at January 1, 2021 and exclude rent due and cash received for leases being accounted for on a cash basis as of January 1, 2021. This change better reflects normalized collections and has a very modest impact of approximately 0.5%. Percentages also exclude any tenants in bankruptcy prior to the pandemic.

Descriptions of FFO and AFFO, EBITDA and Normalized EBITDA, Principal Outstanding and Adjusted Principal Outstanding, Net Debt, Interest Expense, Excluding Non-Cash Amortization, Fixed Charge Coverage Ratio, Net Debt to Normalized EBITDA Annualized Ratio, Net Debt Leverage Ratio, Unencumbered Asset Ratio, Contract Rental Revenue, and Rent Coverage are provided below. Refer to the subsequent tables for reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure and the calculations of these financial ratios.
Contract Rental Revenue
Includes minimum rent, percentage rent and other contingent consideration, and rental revenue from parking and storage space and the Company's pro rata share of such revenues from properties owned by Unconsolidated Joint Ventures. Contract Rental Revenue excludes GAAP adjustments, such as straight-line rent and amortization of above-market lease assets and below-market lease liabilities. Contract Rental Revenue includes such revenues from properties subject to a direct financing lease. The Company believes that Contract Rental Revenue is a useful non-GAAP supplemental measure to investors and analysts for assessing performance. However, Contract Rental Revenue should not be considered as an alternative to revenue, as computed in accordance with GAAP, or as an indicator of the Company's financial performance. Contract Rental Revenue may not be comparable to similarly titled measures of other companies.
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”) and Normalized EBITDA
Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc. (“Nareit”), an industry trade group, has promulgated a supplemental performance measure known as Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate. Nareit defines EBITDAre as net income or loss computed in accordance with GAAP, adjusted for interest expense, income tax expense (benefit), depreciation and amortization, impairment write-downs on real estate, gains or losses from disposition of property and our pro rata share of EBITDAre adjustments related to unconsolidated partnerships and joint ventures. We calculated EBITDAre in accordance with Nareit's definition described above.
In addition to EBITDAre, we use Normalized EBITDA as a non-GAAP supplemental performance measure to evaluate the operating performance of the Company. Normalized EBITDA, as defined by the Company, represents EBITDAre, modified to exclude non-routine items such as acquisition-related expenses, merger, litigation and non-routine costs, net and gains or losses on sale of investment securities or mortgage notes receivable. We also exclude certain non-cash items such as impairments of goodwill, intangible and right of use assets, gains or losses on derivatives, gains or losses on the extinguishment or forgiveness of debt and amortization of intangibles, above-market lease assets and below-market lease liabilities. Management believes that excluding these costs from EBITDAre provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time. Therefore, EBITDAre and Normalized EBITDA should not be considered as an alternative to net income, as computed in accordance with GAAP. The Company uses Normalized EBITDA as one measure of its operating performance when formulating corporate goals and evaluating the effectiveness of the Company's strategies. EBITDAre and Normalized EBITDA may not be comparable to similarly titled measures of other companies.
Fixed Charge Coverage Ratio
Fixed Charge Coverage Ratio is the sum of (i) Interest Expense, excluding non-cash amortization, (ii) secured debt principal amortization on Adjusted Principal Outstanding and (iii) dividends attributable to preferred shares divided by Normalized EBITDA. Management believes that Fixed Charge Coverage Ratio is a useful supplemental measure of our ability to satisfy fixed financing obligations.

Funds from Operations (“FFO”) and Adjusted Funds from Operations (“AFFO”)
Due to certain unique operating characteristics of real estate companies, as discussed below, Nareit has promulgated a supplemental performance measure known as FFO, which we believe to be an appropriate supplemental performance measure to reflect the operating performance of a REIT. FFO is not equivalent to our net income or loss as determined under U.S. GAAP.
Nareit defines FFO as net income or loss computed in accordance with U.S. GAAP adjusted for gains or losses from disposition of property, depreciation and amortization of real estate assets, impairment write-downs on real estate, and our pro rata share of FFO adjustments related to unconsolidated partnerships and joint ventures. We calculate FFO in accordance with Nareit’s definition described above.
In addition to FFO, we use AFFO as a non-GAAP supplemental financial performance measure to evaluate the operating performance of the Company. AFFO, as defined by the Company, excludes from FFO non-routine items such as acquisition-related expenses, merger, litigation and non-routine costs, net and gains or losses on sale of investment securities or mortgage notes receivable. We also exclude certain non-cash items such as impairments of goodwill, intangible and right of use assets, straight-line rent, net direct financing lease adjustments, gains or losses on derivatives, gains or losses on the extinguishment or forgiveness of debt, equity-based compensation and amortization of intangible assets, deferred financing costs, premiums and discounts on debt and investments, above-market lease assets and below-market lease liabilities. Management believes that excluding these items from FFO provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time. AFFO allows for a comparison of the performance of our operations with other publicly-traded REITs, as AFFO, or an equivalent measure, is routinely reported by publicly-traded REITs, and we believe often used by analysts and investors for comparison purposes.
For all of these reasons, we believe FFO and AFFO, in addition to net income (loss), as defined by U.S. GAAP, are helpful supplemental performance measures and useful in understanding the various ways in which our management evaluates the performance of the Company over time. However, not all REITs calculate FFO and AFFO the same way, so comparisons with other REITs may not be meaningful. FFO and AFFO should not be considered as alternatives to net income (loss) and are not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs. Neither the SEC, Nareit, nor any other regulatory body has evaluated the acceptability of the exclusions used to adjust FFO in order to calculate AFFO and its use as a non-GAAP financial performance measure.
Gross Real Estate Investments
Gross Real Estate Investments represent total gross real estate and related assets of Operating Properties, equity investments in the Cole REITs, investment in direct financing leases, investment securities backed by real estate and mortgage notes receivable, and the Company's pro rata share of such amounts related to properties owned by Unconsolidated Joint Ventures, net of gross intangible lease liabilities. We believe that the presentation of Gross Real Estate Investments, which shows our total investments in real estate and related assets, in connection with Net Debt, provides useful information to investors to assess our overall financial flexibility, capital structure and leverage. Gross Real Estate Investments should not be considered as an alternative to the Company's real estate investments balance as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with, and as a supplement to, the Company's financial information prepared in accordance with GAAP.
Interest Expense, Excluding Non-Cash Amortization
Interest Expense, excluding non-cash amortization is a non-GAAP measure that represents interest expense incurred on the outstanding principal balance of our debt and the Company's pro rata share of the Unconsolidated Joint Ventures' outstanding principal balance. This measure excludes the amortization of deferred financing costs, premiums and discounts, which is included in interest expense in accordance with GAAP. We believe that the presentation of Interest Expense, excluding non-cash amortization, which shows the interest expense on our contractual debt obligations, provides useful information to investors to assess our overall solvency and financial flexibility. Interest Expense, excluding non-cash amortization should not be considered as an alternative to the Company's interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to the Company's financial information prepared in accordance with GAAP.
Net Debt Leverage Ratio
Net Debt Leverage Ratio equals Net Debt divided by Gross Real Estate Investments. We believe that the presentation of Net Debt Leverage Ratio provides useful information to investors because our management reviews Net Debt Leverage Ratio as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.

Net Debt, Principal Outstanding and Adjusted Principal Outstanding
Principal Outstanding is a non-GAAP measure that represents the Company's outstanding principal debt balance, excluding certain GAAP adjustments, such as premiums and discounts, financing and issuance costs, and related accumulated amortization. Adjusted Principal Outstanding includes the Company's pro rata share of the Unconsolidated Joint Ventures' outstanding principal debt balance. We believe that the presentation of Principal Outstanding and Adjusted Principal Outstanding, which show our contractual debt obligations, provides useful information to investors to assess our overall financial flexibility, capital structure and leverage. Principal Outstanding and Adjusted Principal Outstanding should not be considered as alternatives to the Company's consolidated debt balance as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with, and as a supplement to, the Company's financial information prepared in accordance with GAAP.
Net Debt is a non-GAAP measure used to show the Company's Adjusted Principal Outstanding, less all cash and cash equivalents and the Company's pro rata share of the Unconsolidated Joint Ventures' cash and cash equivalents. We believe that the presentation of Net Debt provides useful information to investors because our management reviews Net Debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.
Net Debt to Normalized EBITDA Annualized Ratio
Net Debt to Normalized EBITDA Annualized (“Net Debt to Normalized EBITDA”) equals Net Debt divided by the respective quarter Normalized EBITDA multiplied by four. We believe that the presentation of Net Debt to Normalized EBITDA Annualized provides useful information to investors because our management reviews Net Debt to Normalized EBITDA Annualized as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.
Rent Coverage
Rent Coverage is calculated as our tenants' property level EBITDAR (earnings before interest, tax, depreciation, amortization and rent), prior to the deduction of any corporate overhead expenses, for the most recently provided trailing twelve-month period, divided by annualized June 2021 rent per the lease terms.
Unencumbered Asset Ratio
Unencumbered Asset Ratio equals unencumbered Gross Real Estate Investments divided by Gross Real Estate Investments. Management believes that Unencumbered Asset Ratio is a useful supplemental measure of our overall liquidity and leverage.
Unconsolidated Joint Ventures
Unconsolidated Joint Ventures include the Company's investments in unconsolidated joint ventures formed to acquire and own real estate properties and exclude other investments in unconsolidated entities.

Forward-Looking Statements
Information set forth herein contains “forward-looking statements” which reflect the Company’s expectations and projections regarding future events and plans, the Company’s future financial condition, results of operations, liquidity and business, including leasing and occupancy, acquisitions, dispositions, rent receipts, rent relief requests, rent relief granted, the payment of future dividends, the impact of the coronavirus (COVID-19) on the Company’s business, the pending merger (the “Merger”) with Realty Income Corporation, including the estimated enterprise value of the combined company, and the redemption of the 6.7% Series F Preferred Stock and Series F Preferred Units. Generally, the words “anticipates,” “assumes,” “believes,” “continues,” “could,” “estimates,” “expects,” “goals,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “targets,” “will,” variations of such words and similar expressions identify forward-looking statements. These forward-looking statements are based on information currently available and involve a number of known and unknown assumptions and risks, uncertainties and other factors, which are difficult to predict and beyond the Company’s control, that could cause actual events and plans or could cause the Company’s business, financial condition, liquidity and results of operations to differ materially from those expressed or implied in the forward-looking statements. Further, information regarding historical rent collections should not serve as an indication of future rent collections.
The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: the Company’s ability to consummate the proposed Merger and the timing of the closing of the proposed Merger; the potential impact of the announcement of the proposed transactions or consummation of the proposed transactions on business relationships, including with tenants, clients, employees, customers and competitors; litigation associated with the Merger; costs, fees, expenses and charges related to the proposed transactions; risks as a result of the restrictions imposed by operating covenants contained in the Merger Agreement restricting the Company generally from issuing equity, incurring or pre-paying debt and limitations on the use of its revolving credit facility; the duration and extent of the impact of COVID-19 on our business and the businesses of our tenants (including their ability to timely make rental payments) and the economy generally; federal, state or local legislation or regulation that could impact the timely payment of rent by tenants in light of COVID-19; the Company’s ability to renew leases, lease vacant space or re-lease space as leases expire on favorable terms or at all; risks associated with tenant, geographic and industry concentrations with respect to the Company’s properties; risks accompanying the management of its industrial and office partnerships; the impact of impairment charges in respect of certain of the Company’s properties; unexpected costs or liabilities that may arise from potential dispositions, including related to limited partnership, tenant-in-common and Delaware statutory trust real estate programs and the Company’s management with respect to such programs; competition in the acquisition and disposition of properties and in the leasing of its properties including that the Company may be unable to acquire, dispose of, or lease properties on advantageous terms or at all; risks associated with bankruptcies or insolvencies of tenants, from tenant defaults generally or from the unpredictability of the business plans and financial condition of the Company’s tenants, which are heightened as a result of the COVID-19 pandemic; risks associated with the Company’s substantial indebtedness, including that such indebtedness may affect the Company’s ability to pay dividends and that the terms and restrictions within the agreements governing the Company’s indebtedness may restrict its borrowing and operating flexibility; the ability to retain or hire key personnel; and the continuation or deterioration of current market conditions. Additional factors that may affect future results are contained in the Company’s filings with the SEC, which are available at the SEC’s website at www.sec.gov. The Company disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of changes in underlying assumptions or factors, new information, future events or otherwise, except as required by law.

VEREIT, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data) (Unaudited)

	June 30, 2021	March 31, 2021
ASSETS
Real estate investments, at cost:
Land	$2,724,975	$2,698,232
Buildings, fixtures and improvements	9,912,886	9,941,903
Intangible lease assets	1,908,178	1,883,826
Total real estate investments, at cost	14,546,039	14,523,961
Less: accumulated depreciation and amortization	3,917,175	3,861,411
Total real estate investments, net	10,628,864	10,662,550
Operating lease right-of-use assets	188,628	191,443
Investment in unconsolidated entities	80,487	80,513
Cash and cash equivalents	275,496	318,561
Restricted cash	9,584	12,704
Rent and tenant receivables and other assets, net	365,186	368,926
Goodwill	1,337,773	1,337,773
Real estate assets held for sale, net	28,977	4,888
Total assets	$12,914,995	$12,977,358

LIABILITIES AND EQUITY
Mortgage notes payable, net	$1,002,496	$1,035,328
Corporate bonds, net	4,588,286	4,586,252
Below-market lease liabilities, net	115,831	117,121
Accounts payable and accrued expenses	117,445	116,486
Derivative, deferred rent and other liabilities	64,371	62,944
Distributions payable	106,999	106,989
Operating lease liabilities	199,561	202,024
Total liabilities	6,194,989	6,227,144
Series F preferred stock	149	149
Common stock	2,291	2,291
Additional paid-in capital	13,354,657	13,350,661
Accumulated other comprehensive income	732	634
Accumulated deficit	(6,644,896)	(6,610,678)
Total stockholders’ equity	6,712,933	6,743,057
Non-controlling interests	7,073	7,157
Total equity	6,720,006	6,750,214
Total liabilities and equity	$12,914,995	$12,977,358

VEREIT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for share and per share data) (Unaudited)

	Three Months Ended June 30,
	2021	2020
Revenues:
Rental	$290,567	$278,576
Fees from managed partnerships	700	421
Total revenues	291,267	278,997
Operating expenses:
Acquisition-related	1,428	1,169
Merger, litigation and non-routine costs, net	6,605	(118)
Property operating	29,174	29,098
General and administrative	16,451	16,120
Depreciation and amortization	105,839	108,733
Impairments	14,129	12,094
Total operating expenses	173,626	167,096
Other income (expense):
Interest expense	(59,291)	(65,613)
Gain (loss) on extinguishment and forgiveness of debt, net	35	(200)
Other income, net	3,089	778
Equity in income of unconsolidated entities	464	1,497
Gain on disposition of real estate and real estate assets held for sale, net	16,896	8,795
Total other expenses, net	(38,807)	(54,743)
Income before taxes	78,834	57,158
Provision for income taxes	(931)	(1,053)
Net income	77,903	56,105
Net income attributable to non-controlling interests	(7)	(31)
Net income attributable to the General Partner	$77,896	$56,074

Basic and diluted net income per share attributable to common stockholders	$0.31	$0.20
Distributions declared per common share	$0.46	$0.39

VEREIT, INC.
EBITDAre AND NORMALIZED EBITDA
(In thousands) (Unaudited)

	Three Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020
Net income	$77,903	$120,723	$56,105
Adjustments:
Interest expense	59,291	60,736	65,613
Depreciation and amortization	105,839	108,075	108,733
Provision for income taxes	931	928	1,053
Proportionate share of adjustments for unconsolidated entities	2,267	2,249	1,775
Gain on disposition of real estate assets, net	(16,896)	(76,074)	(8,795)
Impairments of real estate	14,129	31,849	12,094
EBITDAre	$243,464	$248,486	$236,578
Acquisition-related expenses	1,428	1,354	1,169
Merger, litigation and non-routine costs, net	6,605	68	(118)
Loss (gain) on investments	22	(695)	142
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	1,830	1,547	788
(Gain) loss on extinguishment and forgiveness of debt, net	(35)	2,132	200
Net direct financing lease adjustments	374	366	372
Other adjustments, net	(2,050)	(2,055)	54
Proportionate share of adjustments for unconsolidated entities	(32)	(32)	(706)
Normalized EBITDA	$251,606	$251,171	$238,479
Normalized EBITDA annualized	$1,006,424	$1,004,684	$953,916

VEREIT, INC.
FUNDS FROM OPERATIONS
(In thousands, except for share and per share data) (Unaudited)

	Three Months Ended June 30,
	2021	2020
Net income	$77,903	$56,105
Dividends on non-convertible preferred stock	(6,248)	(12,948)
Gain on disposition of real estate assets, net	(16,896)	(8,795)
Depreciation and amortization of real estate assets	105,440	108,341
Impairment of real estate	14,129	12,094
Proportionate share of adjustments for unconsolidated entities	1,324	1,146
FFO attributable to common stockholders and limited partners	$175,652	$155,943

Weighted-average shares outstanding - basic	229,251,460	215,673,313
Effect of weighted-average Limited Partner OP Units and dilutive securities	740,106	237,300
Weighted-average shares outstanding - diluted	229,991,566	215,910,613

FFO attributable to common stockholders and limited partners per diluted share	$0.76	$0.72

VEREIT, INC.
ADJUSTED FUNDS FROM OPERATIONS
(In thousands, except for share and per share data) (Unaudited)

	Three Months Ended June 30,
	2021	2020
FFO attributable to common stockholders and limited partners	$175,652	$155,943

Acquisition-related expenses	1,428	1,169
Merger, litigation and non-routine costs, net	6,605	(118)
Loss on investments	22	142
Amortization of premiums and discounts on debt and investments, net	555	(362)
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	1,830	788
Net direct financing lease adjustments	374	372
Amortization and write-off of deferred financing costs	2,649	2,898
(Gain) loss on extinguishment and forgiveness of debt, net	(35)	200
Straight-line rent	(4,613)	(3,404)
Equity-based compensation	3,903	3,857
Other adjustments, net	(1,638)	441
Proportionate share of adjustments for unconsolidated entities	(136)	(843)
AFFO attributable to common stockholders and limited partners	$186,596	$161,083

Weighted-average shares outstanding - basic	229,251,460	215,673,313
Effect of weighted-average Limited Partner OP Units and dilutive securities	740,106	237,300
Weighted-average shares outstanding - diluted	229,991,566	215,910,613

AFFO attributable to common stockholders and limited partners per diluted share	$0.81	$0.75

VEREIT, INC.
CONTRACT RENTAL REVENUE
(Dollars in thousands) (Unaudited)

	Three Months Ended June 30,
	2021	2020
Rental revenue - as reported	$290,567	$278,576
Adjustments:
Costs reimbursed related to CAM, property operating expenses and ground leases	(15,523)	(22,681)
Straight-line rent	(4,613)	(3,404)
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	1,830	788
Net direct financing lease adjustments	374	372
Other non-contract rental revenue	(450)	(1,730)
Proportionate share of amounts for Unconsolidated Joint Ventures	2,631	2,528
Contract Rental Revenue	$274,816	$254,449

VEREIT, INC.
FINANCIAL AND OPERATIONS STATISTICS AND RATIOS
(Dollars in thousands) (Unaudited)

Three Months Ended
June 30, 2021
Interest expense - as reported	$59,291
Adjustments:
Amortization of deferred financing costs and other non-cash charges	(2,508)
Amortization of net premiums	(709)
Proportionate share of amounts for Unconsolidated Joint Ventures	792
Interest Expense, Excluding Non-Cash Amortization	$56,866

Three Months Ended
June 30, 2021
Interest Expense, Excluding Non-Cash Amortization	$56,866
Secured debt principal amortization	524
Dividends attributable to preferred shares	6,248
Total fixed charges	63,638
Normalized EBITDA	251,606
Fixed Charge Coverage Ratio	3.95x

	June 30, 2021	March 31, 2021
Mortgage notes payable, net	$1,002,496	$1,035,328
Corporate bonds, net	4,588,286	4,586,252
Total debt - as reported	5,590,782	5,621,580
Deferred financing costs, net	40,693	42,503
Net discounts (premiums)	25,634	26,305
Principal Outstanding	5,657,109	5,690,388
Proportionate share of amounts for Unconsolidated Joint Ventures	109,678	106,516
Adjusted Principal Outstanding	$5,766,787	$5,796,904
Cash and cash equivalents	(275,496)	(318,561)
Pro rata share of Unconsolidated Joint Ventures’ cash and cash equivalents	(621)	(1,587)
Net Debt	$5,490,670	$5,476,756

June 30, 2021
Total real estate investments, at cost - as reported	$14,546,039
Adjustments:
Investment in Cole REITs	7,929
Gross assets held for sale	47,666
Investment in direct financing leases, net	5,806
Gross below market leases	(227,183)
Proportionate share of amounts for Unconsolidated Joint Ventures	170,982
Gross Real Estate Investments	$14,551,239

	June 30, 2021	March 31, 2021
Net Debt	$5,490,670	$5,476,756
Normalized EBITDA Annualized	1,006,424	1,004,684
Net Debt to Normalized EBITDA Annualized Ratio	5.46x	5.45x

June 30, 2021
Net Debt	$5,490,670
Gross Real Estate Investments	14,551,239
Net Debt Leverage Ratio	37.7%

Unencumbered Gross Real Estate Investments	$12,600,755
Gross Real Estate Investments	14,551,239
Unencumbered asset ratio	86.6%